Exhibit 10.157

CONSTRUCTION LOAN AGREEMENT

This CONSTRUCTION LOAN AGREEMENT ("Agreement") is made and entered into as of June 21, 2001 by and between AXYS 468 LITTLEFIELD LLC, a California limited liability company ("Borrower"), and CUPERTINO NATIONAL BANK, a California banking corporation ("Lender").

RECITALS

A. Borrower, as successor in interest to Guarantor (as defined below), owns the leasehold estate created by that certain Ground Lease (as defined below) of the real property ("Land") described in the attached Exhibit A, incorporated by this reference.

B. Borrower proposes to construct on the Land the Improvements (as defined below) in accordance with the Plans and Specifications (as defined below).

C. Borrower wishes to borrow from Lender up to the sum of Eleven Million and 00/100 Dollars ($11,000,000.00) (the "Loan") to be used by Borrower for construction of the Improvements, subject to the terms of this Agreement.

D. The Loan is to be evidenced by the Term Note Secured by Construction Leasehold Deed of Trust (the "Note") in the original principal amount of Eleven Million and 00/100 Dollars ($11,000,000.00) dated the date hereof made by Borrower payable to the order of Lender, repayment of which is to be secured by the Construction Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated the date hereof covering the Land and the Improvements (the "Deed of Trust") executed by Borrower in favor of GREATER BAY BANCORP, a Delaware corporation ("Trustee"), in trust for the benefit of Lender, and any further security that Lender now or from time to time may require.

E. Repayment of the Loan and completion of the Improvements are to be guaranteed by Guarantor pursuant to the Guaranty Agreement dated as of the date hereof executed by Guarantor in favor of Lender (the "Guaranty").

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

  DEFINED TERMS

    Definitions. All capitalized terms not defined herein shall have the meanings set forth in the Deed of Trust. As used in this Agreement, the following terms shall have the following meanings:

    "Agreement" means this Construction Loan Agreement, and all exhibits and addendums attached hereto as all of the foregoing may be amended, supplemented, or modified from time to time.

    "Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in the State of California are closed.

    "Cash Collateral Account Agreement" means the Cash Collateral Account Agreement dated the date hereof by and between Borrower and Lender.

    "Change" has the meaning set forth in Section 3.2.

    "Commitment Date" means the date Lender issued its commitment to fund the loan.

    "Completion Date" means the earlier to occur of: (a) Loan Maturity Date; or (b) the last day of the month in which Completion of the Improvements occurs.

    "Completion of the Improvements" means that, in Lender's sole judgment: (a) the Improvements will have been constructed in a good and workmanlike manner in accordance with: (i) the Plans and Specifications, (ii) construction progress schedule; and (iii) the current Direct and Indirect Cost Breakdowns as furnished to Lender by Borrower, approved in writing by Lender, without substantial deviation, unless approved by Lender; (b) all notices of completion with respect to the Improvements will have been filed, all statutory lien periods will have expired, and all endorsements, including but not limited to endorsement nos. 100, 101.2, 102.5, and 116 to Lender's title policy shall have been delivered to Lender; (c) all costs of constructing the Improvements will have been paid, including, without limitation, interest on the Note prior to the Completion Date; (d) all materials and fixtures usually furnished and installed at this stage of construction shall have been fully furnished and installed; and (e) all of the conditions specified in Section 4.9 will have been satisfied.

    "Default Rate" means a rate of interest three percentage points (3%) over the interest rate as stated in the Note.

    "Direct Cost Breakdown" means the direct cost breakdown as set forth in the Disbursement Schedule.

    "Disbursement Schedule" has the meaning set forth in Section 4.1

    "Environmental Indemnity" means the Environmental Indemnity dated the date hereof executed by Borrower in favor of Lender.

    "Extended Maturity Date" has the meaning set forth in Section 2.3.

    "Event of Default" has the meaning set forth in Section 6.1.

    "Financial Statements" means the financial statements of Borrower and any other Persons as may be required by Lender from time to time, including operating statements, balance sheets, and any other financial reports and information that Lender may require.

    "Fixtures" means all fixtures located on or within the Improvements or now or later installed in or used in connection with any of the Improvements, including, but not limited to, all partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air cooling equipment, built-in refrigerators, and gas and electric machinery, appurtenances, and equipment, whether permanently affixed to the Land or the Improvements.

    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis over the time period in question as to classification of items and amounts.

    "General Contractor" means O'Neill Construction or any other general contractor designated by Borrower as general contractor and approved by Lender.

    "Governmental Authority" means (a) the United States of America; (b) the State of California; (c) the County of San Mateo, California; or (d) the City of South San Francisco, California, or other political subdivision, agency, department, commission, board, bureau, or instrumentality of any of them.

    "Governmental Requirement" means any law, ordinance, order, rule, regulation, or requirement of a Governmental Authority.

    "Ground Lease" means that certain Ground Lease dated October 30, 1998 by and between Lessor and Borrower, as successor in interest to Guarantor, as amended from time to time.

    "Guarantor" means AXYS Pharmaceuticals, Inc., a Delaware corporation.

    "Impositions" means all real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect to them, ground rent and charges for any easement or agreement maintained for the benefit of the Property, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind that at any time may be assessed, levied, imposed, or become a lien on the Property or the rent or income received from the Property, or any use or occupancy of the Property; and any charges, expenses, payments, or assessments of any nature that are or may become a lien on the Property or the rent or income received from it.

    "Improvements" means all buildings, improvements, Fixtures and appurtenances on the Land, and all improvements, additions, and replacements, and other buildings and improvements, at any time later constructed or placed on the Land.

    "Indirect Cost Breakdown" means the indirect cost breakdown as set forth in the Disbursement Schedule.

    "Inspector" has the meaning set forth in Section 3.5.

    "Lessor" means Littlefield Associates, a California general partnership.

    "Letter of Credit" has the meaning set forth in Section 2.4.1.

    "Loan Documents" means the Note, this Agreement, the Security Documents, and all other documents executed by Borrower or Guarantor (including guaranties) evidencing, securing, or relating to the Loan, except the Environmental Indemnity.

    "Loan Extension Notice" has the meaning set forth in Section 2.3.

    "Loan Fee" has the meaning set forth in Section 8.21.1.

    "Loan Maturity Date" means the Maturity Date as defined in the Note.

    "Loan Proceeds" means funds disbursed by Lender pursuant to this Agreement to finance the construction of the Improvements.

    "Materials" has the meaning set forth in Section 4.5.

    "Person" means any natural person, corporation, firm, partnership, association, trust, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or other capacity.

    "Plans and Specifications" means the final set of architectural, structural, mechanical, electrical, grading, sewer, water, street, and utility plans and specifications for the Improvements, including all supplements, amendments, and modifications.

    "Potential Default" means an event that would constitute an Event of Default but for any requirement of notice to be given or period of grace or time to elapse.

    "Project Architect" has the meaning set forth in Section 3.10.

    "Property" means Borrower's ground leasehold interest in the Land, the Improvements, and the Fixtures, together with: (a) all rights, privileges, tenements, hereditaments, rights-of-way, easements, and appurtenances of the Land or the Improvements now or later belonging to the Property and all right, title, and interest of Borrower in any streets, ways, alleys, strips, or gores of land adjoining the Land; and (b) all of Borrower's right, title, and interest in the Land, the Improvements, and the Fixtures, including any award for any change of grade of streets affecting the Land, the Improvements, or the Fixtures.

    "Security Documents" means the Deed of Trust and Cash Collateral Account Agreement, together with all other documents or instruments entered into between Borrower and Lender or by Borrower in favor of, or for the benefit of, Lender that recite that they are to secure the Loan.

    "Take Out Lender" means a lender, that pays in full the outstanding principal, plus all accrued and unpaid interest, plus all costs and fees due and payable under the Note.

    "Title Company" means First American Title Company.

    "Title Policy" means the ALTA Loan Policy issued by Title Company.

    "Work" means the construction of the Improvements.

    Accounting Terms. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower and Lender agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrower and Lender so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

    Headings. Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

    Plural Terms. All terms defined in this Agreement or any other Loan Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

    Other Interpretive Provisions. References in this Agreement to "Recitals," "Sections," "Exhibits" and "Schedules" are to recitals, sections, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive.

  LOAN AND LETTER OF CREDIT

    Loan. Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, up to Eleven Million and 00/100 Dollars ($11,000,000.00), to finance the construction of the Improvements and for other purposes specified in the Loan Documents, subject to the terms, conditions, representations, warranties, and covenants in this Agreement.

    Disbursements. Lender agrees to disburse the Loan Proceeds in the manner and subject to the limitations in this Agreement. Interest will accrue on disbursed Loan Proceeds at the applicable rate specified in the Note with respect to each disbursement from the date on which the disbursement is made until repaid. All Loan Proceeds will be evidenced by the Note and will be secured by the Deed of Trust and other applicable Security Documents.

    Extension of the Loan Maturity Date. Subject to the terms and conditions of the Cash Collateral Security Agreement, Lender agrees to extend the Loan Maturity Date set forth in the Note, subject to Lender receiving from Borrower, at least thirty (30) days before the Loan Maturity Date, written notice requesting an extension (the "Loan Extension Notice") for an additional term up to three (3) months (the "Extended Maturity Date") subject, however, to satisfaction of all of the following conditions no later than the Loan Maturity Date:

      All covenants and obligations of Borrower and Guarantor under the Loan Documents and the Environmental Indemnity shall have been performed and all representations and warranties contained herein shall be true and correct as of the Loan Maturity Date.

      No Event of Default shall have occurred.

      Lender shall have determined, in Lender's sole discretion, that no conditions exist that might materially adversely affect: (a) the ability of Borrower or Guarantor to perform any of its obligations under the Loan Documents and Environmental Indemnity; (b) the business or financial condition of Borrower or Guarantor; (c) the business or financial condition, operations, or value of the Improvements or the Property; or (d) the priority of Lender's lien in the Improvements and the Property.

      Borrower shall have executed and delivered to Lender a replacement note or such other documentation as Lender may require, in form and content satisfactory to Lender, specifying the Extended Maturity Date.

      Borrower shall have delivered to Lender such other documents and assurances as Lender shall require, including, without limitation if requested by Lender, an endorsement to Lender's title insurance policy, at Borrower's expense, assuring Lender that the extension will not affect the priority of Lender's lien in the Improvements and the Property.

      Borrower shall have paid to Lender concurrently with the delivery of the Loan Extension Notice a fee in the amount of Twenty Seven Thousand Five Hundred and 00/100 Dollars ($27,500.00).

    Standby Letter of Credit.

      Issuance. Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender shall issue an irrevocable standby letter of credit (the "Letter of Credit") for the account of Borrower and for the benefit of Take Out Lender, containing terms and conditions acceptable to Lender. Each draft paid by Lender under the Letter of Credit shall be repaid by Borrower in accordance with the terms of the Letter of Credit.

      Cash Collateral. Borrower's reimbursement obligation under the Letter of Credit shall be cash secured as set forth in the Cash Collateral Account Agreement.

      Amount of Letter of Credit. Except in Lender's discretion, the amount of the Letter of Credit shall not at any time exceed Two Million and 00/100 Dollars ($2,000,000.00). Notwithstanding the foregoing, if the balance of the Deposit Account (as defined in the Cash Collateral Agreement) is less than Two Million and 00/100 Dollars ($2,000,000.00), then the amount of the Letter of Credit shall be equal to the balance of the Deposit Account as of the date of issuance of the Letter of Credit.

      Letter of Credit Agreement. The Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement").

    Subleases. Upon request of Lender, for purposes of facilitating a take out loan, Borrower shall enter into a sublease for the Property with Guarantor or its successor in interest, and on such terms that are reasonably acceptable to Lender.

  CONSTRUCTION AND COMPLETION OF IMPROVEMENTS

    Construction. Borrower will diligently proceed with construction of the Improvements in accordance with the Plans and Specifications as approved by Lender. Completion of the Improvements will occur on or before the Loan Maturity Date.

    Extra Work; Changes in Plans and Specifications. Subject to Section 4.3, all requests for changes in the Plans and Specifications or construction contract (individually, a "Change", and collectively, "Changes"), other than minor changes involving no extra cost, must be in writing, signed by Borrower and the Project Architect, and delivered to Lender for its approval, which approval shall not be unreasonably withheld. Borrower shall obtain any required permits or authorizations from any Governmental Authority having jurisdiction prior to approving or requesting any Change.

    Contractors and Contracts. On demand by Lender, Borrower will furnish to Lender from time to time correct lists of all contractors and subcontractors employed in connection with the Work. Each list will show the name, address, and telephone number of each contractor or subcontractor, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of material suppliers, if known, and the approximate dollar value of the labor, work, and materials with respect to each. Lender may contact directly each contractor, subcontractor, and material supplier to verify the facts disclosed by the list or for any other purpose. All contracts let by Borrower or its contractors relating to the Work will require them to disclose to Lender information sufficient to make that verification. All estimated direct costs of the Work will be covered by firm contracts or orders with contractors, subcontractors, or material suppliers acceptable to Lender. All those contracts and orders will be subject to the approval of Lender, and no contract or order may be amended or altered without the prior written approval of Lender.

    Purchase or Lease of Materials. No materials, equipment, furniture, fixtures, or any other part of the Improvements will be purchased or leased for or installed on the Property under any security agreement, lease, or other arrangement in which the seller or lessor reserves or purports to reserve any rights in them or any right to remove or repossess any of these items or to consider them personal property after their incorporation in the Work, unless specifically authorized by Lender in advance in writing.

    Inspection. Lender, through its officers, agents, contractors, or employees, will have the right at any time, with notice to Borrower and without notice to Borrower upon an Event of Default, to enter on the Property and inspect the Improvements and the Work; and to examine the books, records, accounting data, plans, shop drawings, specifications, and other documents of Borrower pertaining to the Work and to make extracts or copies. All these documents will be made available to Lender, its officers, agents, contractors, and employees promptly on written demand. Lender may cause periodic inspections to be made by an inspector or inspectors ("Inspector") consulting with Lender in connection with the Work. Borrower agrees to cooperate fully (and to cause the General Contractor to cooperate fully) with the Inspector and to permit all appropriate access to the Property and to all relevant books and records. The cost of that service will be borne by Borrower and will be paid within thirty (30) days of receipt of any invoice or paid from available Loan Proceeds.

    Protection Against Lien Claims. Borrower agrees to pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Work, diligently to file or produce the filing of a valid Notice of Completion on completion of the Work, diligently to file or procure the filing of a Notice of Cessation in the event of a cessation of labor on the Work for a continuous period of (30) days or more, and to take all other reasonable steps to forestall the assertion of claims of lien against the Property or any part of it. Borrower will require the general contractor to obtain a lien waiver with respect to each payment by or to the general contractor and each of the various subcontractors and material suppliers (and the major subcontractors and submaterial suppliers under them), and Lender, at any time, at its option, may require that: (a) Borrower make any payments for which disbursements are made under this Agreement by joint check made payable to the general contractor and subcontractor or sub-subcontractor for whose account the payment is to be made, as joint payees; or (b) all contractors, material suppliers, and laborers employed in connection with the Work will be paid directly by disbursement on a form or order approved by Lender and countersigned by Borrower. Nothing here will require Borrower to pay any claims for labor, materials, or services that Borrower in good faith disputes and that Borrower, at its own expense, is currently and diligently contesting, provided that Borrower will, in that case and in each other case where a claim of lien has been filed, within ten (10) days after the filing of any claim of lien: (i) record in the office of the Recorder of the County where the Property is located a surety bond sufficient to release the claim of lien; (ii) make a deposit of cash in the amount of one hundred and fifty percent (150%) of the claim of lien with Lender; (iii) deliver to Lender a specific title insurance policy endorsement under which the Title Company insures Lender that the claim of lien is not valid; or (iv) deliver to Lender any other assurance as may be acceptable to Lender.

    Performance and Payment Bonds. Borrower will procure and deliver to Lender, and will require General Contractor and all subcontractors to procure and deliver to Lender, dual obligee performance and labor and material payment bonds in form, substance, and amount satisfactory to Lender that Lender may require by notice to Borrower. Borrower will deliver to Lender an original of each bond for Lender's approval.

    Security Instruments. From time to time Borrower will execute and deliver to Lender a security instrument naming Lender as secured party covering all contracts entered into in connection with the Work and all other property of any kind owned by Borrower and used, or to be used, in the use and enjoyment of the Property and concerning which Lender may have any doubt as to its being subject to the lien of the Security Documents.

    Surveys. Upon request by Lender, and at Borrower's expense, Borrower will furnish to Lender, immediately on completion of the foundation work and immediately on completion of the Improvements, respectively, a survey of the Property by a registered surveyor approved by Lender, in form and substance satisfactory to Lender, bearing the surveyor's certificate addressed to Lender and Title Company that: (a) confirms the legal description and area of the Property; (b) shows the location of all improvements, roads, fences, easements, zoning setback lines, height restrictions, or other space limitations; (c) shows utility lines to point of connection with the public system; (d) shows adjoining public and private streets and the distance to and names of nearest intersecting streets; (e) shows all encroachments on the Property; (f) certifies that the Plans and Specifications provide that the foundations and the Improvements, respectively, will be, and to the extent constructed are, located entirely within the setback lines and the property lines, and will not, and to the extent constructed do not, encroach on any other property, easement, or public or private right-of- way, or breach or violate any covenant, condition, or restriction of record, or any building or zoning ordinance; and (g) shows any other details that Lender may reasonably request. The final survey will also enumerate and locate all parking spaces.

    Project Architect. An architect approved in writing by Lender ("Project Architect") will be retained by Borrower, at Borrower's expense, to furnish periodic reports on the progress of the Work, including an estimate of the time and cost required to complete the Work according to the Plans and Specifications.

  LOAN DISBURSEMENT PROCEDURES

    Application for Advances. Borrower shall apply for advances from the Loan according to the disbursement schedule attached hereto as Exhibit B (the "Disbursement Schedule"). Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower, and supported by such evidence as Lender shall reasonably require. Borrower shall apply only for the disbursement with respect to Work actually done by the General Contractor and for materials and equipment actually incorporated into the Property. Each application for an advance shall be deemed a certification by Borrower that as of the date of such application, all representations and warranties contained in this Agreement are true and correct, and that Borrower is in compliance with all of the provisions of this Agreement.

      Construction Account. As set forth in the Disbursement Schedule, and subject to Section 4.2, for accounting purposes only, Lender may, at Lender's sole discretion, deposit advances requested under Section 4.1 of this Agreement to deposit account no. 4107012 maintained with Lender.

    Payments. At the sole option of Lender, advances may be paid in the joint names of Borrower and the General Contractor, subcontractor(s) or supplier(s) in payment of sums due under the construction contract. At Lender's sole option, Lender may directly pay the General Contractor and any subcontractors or other parties the sums due under the construction contract. Borrower appoints Lender as its attorney in fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

    Projected Cost Overruns. If at any time Lender determines (in Lender's sole judgment) that the amount of the undisbursed Loan proceeds is not sufficient to pay all of the costs to complete the construction of the Improvements and to satisfy the interest obligations, then Lender may require Borrower to deposit with Lender any additional funds that Lender determines are necessary to pay such costs and satisfy the interest obligations. Borrower shall deposit such funds within ten (10) days of Lender's request. Funds deposited with Lender pursuant to this Section 4.3 shall be disbursed prior to any Loan Proceeds in the same manner as disbursement of the Loan proceeds.

    Inspections. Lender may make on-site inspections and review of construction to verify percentage of completion and certify disbursement requests. Loan Proceeds will not be advanced more frequently than once a month as construction progresses.

    Advances for Materials. Lender will not be required to make any advances for building materials or furnishings (collectively "Materials") that are located off the Property or are stored on the Property but not affixed to or incorporated in the Improvements unless Borrower will have submitted to Lender evidence satisfactory to Lender that: (a) all sums then due under the purchase contract for the Materials have been paid or that Borrower will cause the payment to be made promptly on the making of the Advance and will apply the Advance for that purpose; (b) the Materials are in storage or have been shipped in compliance with Section 4.5; (c) Borrower has purchased and there is in full force insurance coverage on the Materials complying with Section 4.5; and (d) Borrower has acquired (or on payment of the amounts to be disbursed in the Advance will acquire) title to the Materials, and Lender's security interest in the Materials created under this Agreement and under the Loan Documents has been (or simultaneously will be) perfected as required by applicable law.

      Lien on Materials. Borrower grants Lender, to the extent not granted in any other provisions of the Loan Documents, a security interest in all Materials for which any Advance is made at any time by Lender pursuant to Section 4.5, together with all additions and accessions and all replacements and proceeds. The security interest will secure the repayment of the Indebtedness and the payment and performance of all of the obligations of Borrower under the Loan Documents, and Lender will have all of the rights and remedies provided for in the Security Agreement, as well as all other rights and remedies provided by any applicable law. Borrower agrees, at Borrower's cost and expense, to: (a) execute from time to time any financing statements and other writings that Lender may reasonably require to perfect and maintain the priority of the security interest, and to file the statements in the manner provided by applicable law; (b) keep the materials stored at all times at the site of the Improvements, in a bonded warehouse, or other facility satisfactory to Lender, or at the premises of the manufacturer or fabricator (in which case the materials will be appropriately marked and identified to the purchase contract and physically segregated in an area with access to a public street), until the materials are incorporated into the Improvements, provided that if the materials are stored with the manufacturer or fabricator, Lender must receive evidence satisfactory to Lender of the creditworthiness of the manufacturer or fabricator, or Borrower will procure and deliver to Lender any dual obligee performance and labor and material payment bond, in form, substance, and amount satisfactory to Lender, that Lender may require; (c) keep the materials insured at all times against any risks that Lender may require pursuant to the terms of the Deed of Trust; (d) use the materials only for construction or furnishing of the Improvements, and not make any transfer of them or permit any lien to attach to them that could impair the ability of Borrower to use the materials for that purpose; (e) take all actions necessary to maintain, preserve, and protect the materials and keep them in good condition and repair, and comply with all laws, regulations, and ordinances relating to the ownership, storage, or use of the materials; and (f) ensure that Lender may enter on any property on which the materials may be stored to inspect them at any reasonable time.

      If Borrower fails to perform any of its obligations under this Section 4.5, Lender may take any actions and expend any sums that may be necessary in Lender's judgment to protect and preserve Lender's security interest, and all expenditures so incurred (including but not limited to reasonable attorney fees and disbursements) will be repayable by Borrower promptly on demand, will bear interest until paid at the Default Rate, and will be secured by the Security Documents and by the security interest granted above.

    Conditions Precedent to Each Loan Disbursement. The obligation of Lender to make any disbursements pursuant to the terms of this Agreement will be subject to the following conditions precedent:

      No Event of Default or Potential Default will have occurred and be continuing.

      No determination will have been made by Lender that the amount of undisbursed Loan Proceeds is less than the amount required to pay all expenses in connection with the Completion of the Improvements, including, but not limited to, any extra Work, unless Borrower will have deposited with Lender an amount at least equal to the amount of the deficiency as determined by Lender in accordance with Section 4.3.

      Borrower will have furnished to Lender evidence satisfactory to Lender of payment of bills and releases of lien rights covering Work done or Materials furnished in connection with the Work showing the expenditure of an amount equal to the total advance at the time disbursed, including the then requested payment.

      Borrower will have furnished to Lender at Borrower's expense:

        evidence satisfactory to Lender that the Title Company is prepared to issue to Lender a title insurance endorsement to the Title Policy, the payment for which will constitute a cost advance to Borrower, showing no intervening liens or encumbrances on the Property and insuring the full amount of the disbursement, and a satisfactory report under the California Uniform Commercial Code showing no liens or interests other than those of Lender, if requested by Lender.

      The Project Architect and the Inspector each will have certified in writing to Lender in a form satisfactory to Lender at the time of each disbursement request that the Improvements are being constructed in accordance with the Plans and Specifications.

      In the judgment of Lender, all work done will have been completed with sound, new materials and fixtures, in a good and proper manner, and all materials, fixtures, and furnishings installed on or acquired for the Property will be owned by Borrower free of any liens, encumbrance, or other interests of any kind other than Lender's lien or security interest.

      All approvals, permits, certifications, consents, and licenses of governmental authorities or other parties having jurisdiction over the Property or the Work or contractual rights to approve or observe construction of the Improvements, that are necessary at the stage of construction when the disbursement is to be made to enable Completion of Improvements on or before the Completion Date, will have been received and will be in full force.

      The representations and warranties in the Loan Documents will be correct as of the date of the requested disbursement as though made on that date.

      All commitment, loan, and other fees then due and payable to Lender, including the fees provided for in Section 8.21, will have been paid in full to Lender, and all documents, records, statements, certificates, reports, and other materials and information described in Exhibit C will have been received and approved in writing by Lender.

      As to each portion of the Improvements affected, directly or indirectly, by any work for which a disbursement is requested, a valid building permit will be in full force.

      Borrower will have delivered to Lender all funds, documents, instruments, policies, evidence of satisfaction of conditions, and other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents.

      On the completion of foundations for the Improvements, the Title Company will have issued its foundation endorsement insuring Lender that each foundation is constructed wholly within the boundaries of the Property and any applicable setback lines and does not encroach on any easement, rights- of-way, or setback lines or violate any covenants, conditions, or restrictions of record.

    Discretionary Advance. Regardless of the failure of any condition precedent to Lender's obligation to make advances, Lender may make any advances if Lender, in its sole discretion, determines it to be advisable. The making of any disbursement, either before or after the satisfaction of all conditions precedent with respect to Lender's obligation to make the disbursement, will not be deemed to constitute an approval or acceptance by Lender of the Work completed or a waiver of the condition with respect to a subsequent disbursement.

    Construction Loan Transfer of Funds. Upon request by Borrower and submission of a Construction Loan Transfer of Funds in the form attached to the Disbursement Schedule, Lender may, in Lender's sole discretion, reallocate undisbursed funds within the budget subject to the terms contained in Section 4.3.

    Final Disbursement. The Upon Completion of the Improvements, the final advance will be disbursed when the following conditions have been satisfied: (a) The Project Architect and the Inspector will have certified to Lender in a manner satisfactory to Lender that the Improvements have been completed in accordance with the Plans and Specifications with sound, new materials and in a good and workmanlike manner and that the Improvements comply with all governmental requirements and are structurally sound; (b) The provisions of Section 3.9 will have been fully complied with; (c) Title policy endorsements in form and amount satisfactory to Lender (including an endorsement insuring lien-free completion of the Improvements) will have been furnished to Lender; (d) The conditions of Section 4.6 will have been satisfied; (e) Final lien waivers will have been obtained from the General Contractor, each of the various subcontractors and material suppliers, and substantially all of the subcontractors and submaterial suppliers under the subcontractors and material suppliers at any level, or Borrower will have furnished evidence satisfactory to Lender that the General Contractor and subcontractors and material suppliers and sub-subcontractors and submaterial suppliers have been paid in full as evidenced by unconditional lien waivers or will be paid in full as evidenced by conditional lien waivers upon final payment; (f) Borrower will have furnished evidence, in form and substance satisfactory to Lender, that: (i) Borrower has obtained final certificates of occupancy for all of the Improvements; (ii) all other permits and approvals necessary for the construction, equipping, management, operation, use, or ownership of the Improvements will have been obtained, subject only to those conditions approved by Lender, and (iii) the completed Improvements comply with all applicable zoning regulations, subdivision map acts, building code provisions, and similar governmental laws and regulations, and have adequate ingress and egress from public streets, that evidence to be in the form of a certificate executed by Borrower in favor of Lender; (g) Borrower will have furnished evidence in form and substance satisfactory to Lender that all utilities necessary for the full use and operation of the Improvements are available and have been connected to the Improvements; and (h) Borrower will have filed a notice of completion of the Improvements and the statutory period for filing of mechanics' and materialmen's liens shall have passed. Notwithstanding any other provision of this Agreement to the contrary, Lender may retain up to ten percent (10%) of the hard costs to be paid as the final payment to the General Contractor upon satisfaction of the conditions set forth above.

    Use of Proceeds. All Loan Proceeds will be disbursed as provided in this Agreement and used only for payment of the costs of construction of the Improvements in accordance with the Plans for other purposes specified in the Loan Documents.

    Operating Account. Borrower covenants and agrees that at all times when any part of the Loan will be outstanding, Borrower will deposit all gross revenues of whatever kind received in connection with the operation of the Improvements in an account to be opened and maintained with Lender. Borrower grants to Lender, to the extent not granted in any other Loan Documents, a security interest in that deposit account and Borrower agrees to execute any documents and perform any acts that Lender may deem necessary to evidence or perfect the security interest.

    Payment of Operating Expenses. Borrower covenants and agrees that it will: (a) pay promptly when due all debts, management fees, and other obligations incurred in the operation of the Property, including, without limitation, the payment of all sums due and payable to persons providing labor, service, or supplies to the Property; (b) at all times purchase any operating supplies and inventories that are reasonably necessary for the operation of a biotechnology research and development office facility; (c) pay interest on the Loan to Lender as the interest accrues; and (d) at all times, purchase any other services and any other items that are reasonably necessary for or customary in the management or operation of biotechnology research and development office facility (these expenses referred to collectively as "Operating Expenses").

  BORROWER'S REPRESENTATIONS AND WARRANTIES

  As a material inducement to Lender to enter into this Agreement and to make the Loan to Borrower, Borrower and each signatory who signs on its behalf unconditionally represents and warrants to Lender as follows:

    Incorporation, Good Standing, and Due Qualification. Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; has the company power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required.

    Corporate Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party has been duly authorized by all necessary company action and does not and will not (a) require any consent or approval of the members of such company; (b) contravene Borrower's articles of organization or operating agreement; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such company; (d) result in a breach of or constitute a default under indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (f) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

    Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be legal, valid, and binding obligations of the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

    Ownership and Liens. Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the Financial Statements delivered to Lender (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower and none of its leasehold interests is subject to any lien, except for such lien granted to Lender.

    Other Agreements. Neither Borrower nor Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

    Litigation. Except as set forth in Schedule 5.6, if any, there are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

    No Material Adverse Change in Financial Statements. All consolidated Financial Statements related to Borrower and Guarantor that have been delivered to Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender. There are no Contingent Obligations or liabilities of Borrower or Guarantor, fixed or contingent, which are material but are not reflected in the foregoing financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of such financial statements. Upon request of Lender, Borrower shall provide Lender updated financial statements of Borrower and Guarantor.

    Operation of Business. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

    Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plan subject to ERISA. No event has occurred resulting from Borrower's, failure to comply with ERISA that is reasonably likely to result in Borrower incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, and has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

    Environmental Condition. Except as disclosed in the environmental reports delivered to Lender or in writing and acknowledged in writing by Lender, none of Borrower's properties or assets have ever been used by such parties or, to the best of such parties knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of such parties knowledge, none of their properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such parties; and such parties have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by such parties resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

    Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

    Government Consents. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower's respective business as currently conducted.

    Full Disclosure. No information, exhibit, or report furnished by Borrower or Guarantor to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

    No Default. There is no default on the part of Borrower under this Agreement, the Note, the Deed of Trust or any of the other Loan Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute an Event of Default thereunder.

    Title to Property. Borrower is, or on recordation of the Deed of Trust in the official records of San Mateo County, California will be, the sole legal and beneficial owner of the Property, which is free of all claims, liens, and encumbrances other than those shown in the Title Policy.

    Plans and Specifications. The Plans and Specifications are satisfactory to Borrower and the General Contractor and have been approved by the Take Out Lender. There are no structural defects in the Improvements as shown in the Plans and Specifications, and to the best of Borrower's knowledge, no violation of any Governmental Requirement exists.

    Permits. Borrower has, or prior to the commencement of construction of the Improvements will have: (a) received all requisite building permits and approvals from all applicable Governmental Authorities; (b) filed or recorded all subdivision maps, plats, and other required instruments; and (c) to the best of Borrower's knowledge, complied with all other related Governmental Requirements.

    Utilities. All utility services, including without limitation gas, electric, water, storm and sanitary sewer, and telephone facilities, necessary for the construction of the Improvements and the operation for their intended purposes: (a) are available at or within the boundaries of the Property; or (b) all necessary steps have been taken by Borrower and all applicable Governmental Authorities and utility companies to assure the complete construction, installation, and availability of them on completion of the Improvements.

    Roads. All roads necessary for the full use of the Improvements for their intended purposes: (a) have been completed; or (b) the necessary rights-of-way have been acquired by or dedicated to public use and accepted by appropriate Governmental Authorities, and all necessary steps have been taken by Borrower and such Governmental Authorities to assure the complete construction, installation, and availability of them on completion of the Improvements.

    Compliance. To the best of Borrower's knowledge, the construction, use, and occupancy of the Property and Improvements comply in full with, or if built according to the Plans and Specifications, will comply in full with, all Governmental Requirements. Neither the zoning nor any other right to construct or use the Improvements is to any extent dependent on or related to any real property other than the Property. All approvals, licenses, permits, certifications, filings, and other actions normally accepted as proof of compliance with all Governmental Requirements by prudent lending institutions that make investments secured by real property in the general area of the Property, to the extent available as of the date of this Agreement, have been given or taken, and to the extent that the approvals, licenses, permits, certifications, filings, and other actions are not available as of the date of this Agreement, either: (a) the Governmental Authority charged with giving or taking them is under a legal duty to do so; or (b) Borrower is entitled to have them given or taken as the ministerial act of that Governmental Authority.

    Adequacy of Loan. The aggregate amount of all Loan Proceeds, and any funds held by Borrower, are sufficient to pay all costs of construction of the Improvements in accordance with the Plans and Specifications.

    Other Financing. Borrower has not received other financing for either the acquisition of the Property or the construction of the Improvements, except as has been specifically disclosed to and approved by Lender in writing.

    Nature of Representations and Warranties. Borrower certifies to Lender that all representations and warranties made in this Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make the representations and warranties not misleading. All representations and warranties will remain true and correct in all material respects and will survive so long as any of Borrower's obligations have not been satisfied or the Loan or any part of it remains outstanding, and for any applicable statute of limitations period. Each request by Borrower for a disbursement will constitute an affirmation that all representations and warranties remain true and correct as of the date of that request. Each representation and warranty made in this Agreement, in any other Loan Documents, and in any other document delivered to Lender by Borrower, will be deemed to have been relied on by Lender, regardless of any investigation, inspection, or inquiry made by Lender or any related disbursement made by Lender. The representations and warranties that are made to the best knowledge of Borrower have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each representation and warranty.

  DEFAULT

    Events of Default. At the option of Lender, each of the following events will constitute a default (each an "Event of Default"):

      Default under the Deed of Trust. The occurrence of a default or event of default under any Loan Document or the Environmental Indemnity.

      Governmental Requirements. Borrower's failure to comply with any Governmental Requirements within thirty (30) days after Borrower receives notice on non-compliance.

      Expiration of Permits. Borrower's neglect, failure, or refusal to keep in full force any permit, license, consent, or approval with necessary for the construction, occupancy, or use of the Improvements.

      Construction. Any material deviation from the Plans and Specifications in the construction of the Improvements, or the appearance or use of defective workmanship or materials in the construction of the Improvements, if Borrower fails to remedy them or to diligently proceed to remedy them to Lender's satisfaction within ten (10) days after Lender's written demand to do so.

      Construction Schedule. Borrower's failure to complete the construction of the Improvements by the Completion Date.

      Liens or Stop Notices. The filing of any lien against the Property or Improvements or the service on Lender of any bonded stop notice related to the Loan, if the claim of lien or bonded stop notice continues for thirty (30) days without discharge, satisfaction, or the making of provision for payment (including bonding) to the satisfaction of Lender as provided for in Section 3.6.

      Attachment. The attachment, levy, execution, or other judicial seizure of any portion of the Property or Improvements, or any substantial portion of the other assets of Borrower, that is not released, expunged, bonded, discharged, or dismissed within thirty (30) days after the attachment, levy, execution, or seizure.

  REMEDIES

    Option to Act. On the occurrence of any Event of Default, in addition to its other rights in this Agreement or in any of the other Loan Documents, at law, or in equity, Lender may, without prior demand, exercise any one or more of the following rights and remedies:

      Termination of Disbursements. Terminate its obligation to make disbursements.

      Acceleration. Declare the Note and all other sums owing to Lender with respect to the other Loan Documents immediately due.

      Continuation of Disbursements. Make any disbursements after the happening of any one or more of the Events of Default, without waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the other Loan Documents or any other rights or remedies and without liability to make any other or further disbursements, regardless of Lender's previous exercise of any rights and remedies.

      Legal and Equitable Remedies. Proceed as authorized at law or in equity with respect to the Event of Default, and in connection with that, remain entitled to exercise all other rights and remedies described in this Agreement or the Deed of Trust.

      Disbursement by Lender. Make any payment from undisbursed Loan Proceeds or other funds of Lender.

    Repayment of Funds Advanced. If Lender spends its funds in exercising or enforcing any of its rights or remedies under any of the Loan Documents, the amount of funds spent will be payable to Lender on demand, together with interest at the Default Rate from the date the funds were spent until repaid. These amounts will be deemed secured by the Deed of Trust.

    Rights Cumulative, No Waiver. All of Lender's rights and remedies provided in this Agreement or in any of the other Loan Documents are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy will not constitute a cure of any Event of Default unless all sums then due to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver will be implied from Lender's failure to take, or delay in taking, any action concerning any Event of Default or from any previous waiver of any similar or unrelated Event of Default. Any waiver under any of the Loan Documents must be in writing and will be limited to its specific terms.

    Disclaimer. Whether Lender elects to employ any of the remedies available to it in connection with an Event of Default, Lender will not be liable for:

      the construction of or failure to construct, complete, or protect the Improvements;

      the payment of any expense incurred in connection with the exercise of any remedy available to Lender or the construction or completion of the Improvements, or the performance or nonperformance of any other obligation of Borrower.

    Grant of Power. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable on the occurrence of an Event of Default, to act for Borrower in its name, place, and stead as provided in this Agreement:

      Possession and Completion. To take possession of the Property and Improvements, remove all employees, contractors, and agents of Borrower, to complete or attempt to complete the work of construction, and to market, sell, or lease the Property and Improvements.

      Plans. To make any additions, changes, and corrections in the Plans as may be necessary or desirable, in Lender's sole discretion, or as it deems proper to complete the Improvements.

      Employment of Others. To employ any contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers, and other agents that Lender, in its sole discretion, deems proper for the completion of the Improvements, for the protection or clearance of title to the Property or Fixtures, or for the protection of Lender's interests.

      Security Guards. To employ security guards to protect the Property and Improvements from injury or damage.

      Compromise Claims. To pay, settle, or compromise all bills and claims then existing or later arising against Borrower that Lender, in its sole discretion, deems proper for the completion of the Improvements, for the protection or clearance of title to the Property, or for the protection of Lender's interests.

      Legal Proceedings. To prosecute and defend all actions and proceedings in connection with the Property or Improvements.

      Other Acts. To execute, acknowledge, and deliver all other instruments and documents in the name of Borrower that are necessary or desirable, to exercise Borrower's rights under all contracts concerning the Property or Improvements, and to do all other acts with respect to the Property or Improvements that Borrower might do on its own behalf, in each case as Lender in its reasonable discretion deems proper.

  MISCELLANEOUS

    Successors and Assigns. The terms of this Agreement will be binding on and inure to the benefit of successors and assigns of the parties. However, Borrower will not assign this Agreement or any interest it may have in the monies due or, except as otherwise provided, convey or encumber the Property or Fixtures now or later on the Property without the prior written consent of Lender. However, if there is an assignment, conveyance, or encumbrance, Lender may nevertheless at its option continue to make disbursements under this Agreement to Borrower or to those who succeed to Borrower's title, and all sums so disbursed will be deemed to be disbursements under this Agreement and not modifications, and will be secured by the Security Documents. Lender may at any time assign the Loan Documents to any affiliate of Lender or to a national bank or other lender having experience with construction lending, and on transfer of the Loan Documents, the assignee will assume the obligations of Lender, and Lender will have no further obligation of any nature. In that case, the provisions of this Agreement will continue to apply to the Loan, and the assignee will be substituted in the place and stead of Lender, with all rights, obligations, and remedies of Lender, including, without limitation, the right to further assign the Loan Documents. In addition, Lender may at any time assign a participation in the Loan to any other party, provided that Lender continues to be primarily obligated under this Agreement.

    Expenses. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in the enforcement or attempted enforcement of any of the obligations of Borrower hereunder or in preserving any of Lender's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Loan Documents or any bankruptcy or similar proceeding involving Borrower or any Guarantor. As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Lender's in-house legal counsel and staff.

    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

    Severability of Provisions. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

    Entire Agreement. This Agreement, together with the Loan Documents and Environmental Indemnity embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

    Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

    Interpretation. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code 1654.

    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

    No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties and their permitted successors and assigns, and no other Person.

    Notices. All notices required to be given will be served in the manner provided in the Deed of Trust.

    Authority to File Notices. Borrower irrevocably appoints Lender as its agent (the agency being coupled with an interest) to file for record any notices of completion, cessation of labor, or any other notice that Lender deems necessary or desirable to protect its interests under this Agreement or under the Loan Documents.

    Actions. Lender will have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties hereunder, or the disbursement of any funds under this Agreement. In connection with that, Lender may incur and pay costs and expenses, including, without limitation, reasonable attorney fees, Borrower agrees to pay to Lender on demand all these expenses. This Section does not apply to actions or proceedings between the parties.

    Signs. Borrower agrees that on the request of Lender, Borrower will erect and place on or in the vicinity of the Property a sign indicating that Lender has provided construction financing for the Improvements. The sign will remain the property of Lender and will be required to be removed only after construction has been completed. Lender may also arrange for publicity of the Loan in its sole discretion.

    Prepayment. Borrower may prepay the Loan only on and subject to the terms and conditions in the Note. Under no circumstances will Borrower receive repayment of any fees previously paid to Lender.

    Borrower's Responsibilities. To prevent and avoid construction defects, Borrower will inspect, review, supervise, and assure the high quality, adequacy, and suitability of: (a) the Plans and Specifications and all changes and amendments; (b) architects, contractors, subcontractors, and material suppliers employed or used in the Work, and the workmanship of and the materials used by all of them; and (c) the progress and course of construction and its conformance with the Plans and Specifications and any amendments, alterations, and changes that may be approved by Lender.

    Nonliability for Negligence, Loss, or Damage. Borrower acknowledges, understands, and agrees as follows: (a) The relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility for or duty to Borrower to select, review, inspect, supervise, pass judgment on, or inform Borrower of the quality, adequacy, or suitability of any of those matters referred to in Section 8.16; (b) Lender owes no duty of care to protect Borrower against negligent, faulty, inadequate, or defective building or construction; (c) Lender will not be responsible or liable to Borrower for any loss or damage of any kind to person or property whether suffered by Borrower or any other Person or group of Persons or for negligent, faulty, inadequate, or defective building or construction, and Borrower will hold Lender harmless from any liability, loss, or damage for these things.

    Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California.

    Survival of Warranties and Covenants. The warranties, representations, conditions, covenants, and agreements in this Agreement and in the other Loan Documents will survive the making of the Loan and the execution and delivery of the Note and will continue in full force until the Indebtedness has been paid in full. Nothing in this Section 8.19 is intended to limit any other provision of the Loan Documents that by their stated terms survive the repayment of the Indebtedness or the termination of any Loan Document.

    Recording and Filing. Borrower, at its expense, will cause the Security Documents and all supplements to be recorded and filed and rerecorded and refiled in any manner and in any places as Lender will reasonably request, and will pay all recording, filing, rerecording, and refiling taxes, fees, and other charges.

    Loan Expenses.

      Borrower agrees to pay to Lender on or before the date of this Agreement an amount equal to One Hundred Ten Thousand and 00/100 Dollars ($110,000.00), which will be fully earned as of the Commitment Date ("Loan Fee").

      In making the first disbursement, Lender may, at its option, deduct from the proceeds of that disbursement a sum equal to the aggregate of the following, to the extent Lender has knowledge of it and demand has been made on Lender at the time of the deposit: all expenses specifically incurred in connection with the Loan or the preparation, execution, and delivery of the Loan Documents, including, but not limited to, fees and disbursements of Lender's outside counsel and of Lender's consultants, brokers charges, commitment fees, other fees or commissions, recording costs and expenses, transfer and other taxes (if any), surveys, appraisal fees, title and hazard insurance premiums, recording, notary, and escrow charges, and all other similar, usual, or customary loan closing charges and expenses; all costs and expenses incurred in the review and approval of the matters set forth in Exhibit C (if attached); and any other budgeted expenses that have been approved by Lender in writing; and Lender will, for the benefit of Borrower, pay those amounts over to the respective parties on whose behalf the demands will have been received by Lender. Borrower will pay directly any expenses in connection with the Loan not so paid by Lender, including, without limitation, any of the expenses specified above, and will hold Lender free from any cost, liability, or obligation of any nature in connection with it, including reasonable attorney fees incurred by Lender.

      Borrower further agrees to pay on demand all out-of- pocket costs and expenses incurred by Lender including, without limitation, the fees and disbursements of Lender's outside counsel, in connection with:

        the administration of the Loan, including, without limitation, all approvals or consents given or contemplated to be given under the Loan Documents, all amendments to the Loan Documents entered into by Lender or requested by any Loan Party, and all title insurance policies and endorsements required by Lender; and

        the enforcement of any rights or remedies under the Loan Documents, whether any action or proceeding is commenced, or the protection of the security, or interests of Lender under the Loan Documents.

    Any costs and expenses, together with interest at the interest rate set forth in the Note, will form a part of the indebtedness and will be secured by the Security Documents.

    No Representations by Lender. By accepting or approving anything required to be observed, performed, or fulfilled, or to be given to Lender pursuant to this Agreement or pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of income and expense, or other Financial Statement, survey, appraisal, or insurance policy, Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness, or legal effect of it or of any particular term, provision, or condition of it, and any acceptance or approval will not be or constitute any warranty or representation by Lender.

    JURY TRIAL WAIVER. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING: (A) BROUGHT BY BORROWER, LENDER, OR ANY OTHER PERSON RELATING TO: (I) THE LOAN OR ANY UNDERSTANDINGS OR PRIOR DEALINGS BETWEEN THE PARTIES; OR (II) THE LOAN DOCUMENTS; OR (B) TO WHICH LENDER IS A PARTY. BORROWER AGREES THAT THIS LOAN AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF THE CODE OF CIVIL PROCEDURE 631 AND BORROWER DOES CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL ATTORNEY-IN-FACT (THE APPOINTMENT BEING COUPLED WITH AN INTEREST) AND BORROWER DOES AUTHORIZE AND EMPOWER LENDER, IN THE NAME, PLACE, AND STEAD OF BORROWER, TO FILE THIS LOAN AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

    Indemnity. Borrower agrees to defend, indemnify, and hold Lender harmless from all losses, damages, liabilities, claims, actions, judgments, costs, and reasonable attorney fees that Lender may reasonably incur as a direct or indirect consequence of: (a) the making of the Loan; (b) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Loan Documents; (c) the failure at any time of any of Borrower's representations or warranties to be true and correct; or (d) any act or omission by Borrower, any contractor, subcontractor, engineer, architect, or other Person with respect to the Property, the Improvements, or any portion of them. Borrower will pay immediately on Lender's demand any amounts owing under this indemnity, together with interest at the lesser of the Default Rate or the maximum rate permitted by law from the date Lender makes a payment or incurs a loss. Borrower's duty to indemnify Lender will survive the release and cancellation of the Note and the reconveyance or partial reconveyance of the Deed of Trust.

    Further Assurances. At Lender's request and at Borrower's expense, Borrower will execute, acknowledge, and deliver all other instruments and perform all other acts necessary, desirable, or proper to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

    Disclosure of Information. If Lender elects to sell participations in the Loan, Lender may forward to each participant and prospective participant all documents and information related to the Loan in Lender's possession, including without limitation all Financial Statements, whether furnished by Borrower or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have agreed to the terms of this Construction Loan Agreement as of the date above.

AXYS 468 LITTLEFIELD LLC

a California limited liability company

By: Axys Pharmaceuticals, Inc.

a Delaware corporation

Its: Manager

By: /s/ Douglas Altschuler

Its: Vice President and General Counsel

CUPERTINO NATIONAL BANK

By: /s/ Al Diaz

Its: Vice President

EXHIBIT A

LEGAL DESCRIPTION

The land situated in the State of California, County of San Mateo, City of South San Francisco and described as follows:

Parcel 1, as shown on that certain Parcel map entitled "PARCEL MAP DIVISION OF HASKINS FERRANDO PROPERTY", filed in the office of the County Recorder of San Mateo County, State of California, on March 5, 1969 in Book 7 of Parcel Maps at page(s) 24.

A.P. No.: 015-063-220 JPN 015 006 063 22 A

EXHIBIT B

DISBURSEMENT SCHEDULE

[To be attached]

EXHIBIT C

CONDITIONS LIST

All of the following documents, certificates, records, statements, reports, and other materials and information, each in form and substance satisfactory to Lender, and duly executed by the parties thereto:

(1) Evidence that all of the leasehold interest in the Land is in Borrower.

(2) This Agreement.

(3) The Note.

(4) The Deed of Trust.

(5) The Assignment by Guarantor to Borrower of Guarantor's interest in the Ground Lease.

(6) The Sublease by and between Borrower and Guarantor.

(7) The Consent of Lessor to the Deed of Trust.

(8) The Guaranty.

(9) A 1992 ALTA Leasehold Loan Policy of title insurance in an amount equal to Eleven Million and 00/100 Dollars ($11,000,000.00), including any endorsements and other commitments as Lender may reasonably require from the Title Company, showing the Deed of Trust to be a valid lien on the Leasehold Estate, excepting only the items that will have been approved by Lender.

(10) Assignment of Architectural Contract.

(11) Assignment of Construction Contract.

(12) General Contractor's Consent to Assignment of Construction Contract.

(13) Architect's Consent to Assignment of Architectural Contract.

(14) UCC-1 Financing Statements covering all of the property described in the Deed of Trust and the Assignment of Agreements.

(15) Documentation evidencing approval of and authorizing execution by Borrower of all documents (including guaranties) evidencing, securing, or relating to the obligations of Borrower under the Loan Agreement.

(16) Documentation evidencing approval of and authorizing execution by Guarantor of all documents (including guaranties) evidencing, securing, or relating to the obligations of Borrower under the Loan Agreement.

(17) An appraisal of the Property by an MAI appraiser.

(18) A final set of architectural, structural, mechanical, electrical, grading, sewer, water, street, and utility plans and specifications for the Improvements, including all supplements, amendments, and modifications, signed and affixed with the architect's registration stamp or seal; affixed with a certification that the documents are accurate copies of plans and specifications for improvements as filed and approved by the city in which the Development is located or any other appropriate governmental authority; and approved by Borrower, the Guarantors, and any other party having approval rights relating to the Improvements ("Property Plans").

(19) A detailed budget of costs to improve the Land.

(21) Favorable environmental impact report, where necessary and required by any local, state, or federal authority, or a negative declaration, together with evidence of compliance of the Property with the applicable general plan covering the Land.

(22) Evidence that:

(a) all public utilities necessary for the operation of the Property (sewer, water, electricity, and gas) will be available for use at the perimeter of the site and will be of adequate size to service the proposed Improvements;

(b) all necessary building, storm and sanitary sewer, water, and utility permits and licenses have been issued, without variance, or that any variance in any permits or licenses have been fully disclosed and approved by Lender; and

(c) the Property and the contemplated use of it comply with all applicable zoning ordinances.

(23) An engineer's report relating to the structural soundness of the Improvements by an engineer satisfactory to Lender.

(24) A general contract for the construction of the Improvements with the General Contractor, which contract will provide for a maximum fixed price for all work to be performed, together with current Financial Statements of the general contractor and copies of all major subcontracts (or any other subcontracts specified by Lender) then in effect for the construction of any part of the Improvements.

(25) A soils report covering the Land by a soils engineer satisfactory to Lender.

(26) Letters from the architect, engineer, or soil engineer, as appropriate, certifying that:

(a) copies of the soil boring test data, soil compaction test report, and soil drainage report have been received, and the information has been used in the design of the Improvements;

(b) the Property Plans meet safety standards of the Occupational Safety and Health Act of 1970, as they may apply; and

(c) on completion of the Improvements in accordance with the Property Plans, the Property will, to the best of the architect's and engineer's knowledge, information, and belief, comply with all applicable local, state, and federal governmental statutes, laws, ordinances, codes, and regulations and have proper ingress and egress from and to appropriate public streets adequate for the intended use of the Property.

(27) A final cost breakdown and a construction progress schedule and cash flow projection for the construction of the Improvements.

(28) Copies of all inspection and test records and reports made by or for the architect.

(29) Insurance policies covering the Property and construction of the Improvements insuring Borrower and Lender against loss or damage by those risks that Lender will require.

(30) Copies of all permits and approvals necessary or received from all governmental authorities.

(31) Copies of the contracts between Borrower and the Property Architect and consulting engineer.

(32) Evidence that the Land is zoned in a manner that will permit the contemplated uses of the Property.

(33) A detailed description of all requirements imposed by any governmental authority as conditions to its approval of the Property, together with a statement from Borrower describing its proposed satisfaction.

(34) An environmental property report concerning the potential presence of Hazardous Materials on, under, or about the Property.

(35) All other documents, agreements, instruments, certificates, or opinions as may be reasonably requested by Lender.